Exhibit 10.12(c).1
Amended Schedule of Participants to Form of Non-CEO Amended and Restated Change in Control Agreement (12.31.2024)

Scott A. Richardson
Thomas F. Kelly
Mark C. Murray
Chuck B. Kyrish
Ashley B. Duffie